UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle,

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO and CFO Leadership Transitions

On May 19, 2026, the Board of Directors (the “Board”) of Omega Healthcare Investors, Inc. (the “Company”) approved senior leadership transitions reflecting upcoming retirement plans and the Company’s long-term leadership succession planning. On May 19, 2026, the Board and C. Taylor Pickett, the Company’s Chief Executive Officer, mutually agreed that Mr. Pickett’s employment with the Company and position as a member of the Board will terminate effective October 1, 2026 (the “CEO Transition Date”). The Board also appointed Matthew P. Gourmand, the Company’s President, to serve as the Company’s President and Chief Executive Officer, effective as of the CEO Transition Date.

In addition, on May 19, 2026, the Board and Robert O. Stephenson mutually agreed that Mr. Stephenson’s employment with the Company will terminate effective August 1, 2026 (the “CFO Transition Date”). The Board also appointed Neal A. Ballew, the Company’s Senior Vice President and Chief Accounting Officer, to serve as the Company’s Chief Financial Officer, and Lucas M. Golem, the Company’s Vice President of Financial Reporting, to succeed Mr. Ballew’s position and serve as the Company’s Chief Accounting Officer, both effective as of the CFO Transition Date.

Mr. Gourmand (age 51) has served as the Company’s President since January 1, 2025. Prior to that, Mr. Gourmand had served as the Company’s Senior Vice President of Corporate Strategy & Investor Relations since October 2017. Prior to joining the Company, Mr. Gourmand spent ten years as an equity portfolio manager at Millennium Partners and Stevens Capital Management, three years as an equity research analyst at UBS and six years in the audit department of Deloitte, where he qualified as a Chartered Accountant and a Certified Public Accountant. He earned an LLB in Law from University College, London, and holds the Chartered Financial Analyst designation.

Mr. Ballew (age 40) has served as the Company’s Senior Vice President and Chief Accounting Officer since August 2020. Prior to joining the Company, from September 2010 until August 2020, Mr. Ballew served in the real estate and hospitality audit practice of Ernst & Young, LLP (“EY”), most recently as senior manager within EY’s professional practice group, where he assisted audit clients on technical accounting matters. Mr. Ballew earned a Bachelor of Science and Master of Accountancy from the Marriott School of Management at Brigham Young University. Mr. Ballew is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Golem (age 41) has served as the Company’s Vice President of Financial Reporting since October 2024, previously serving as the Company’s Senior Director of Financial Reporting from May 2021 to October 2024. Prior to joining the Company, Mr. Golem served in financial accounting and financial reporting roles at Algeco Scotsman Group (July 2013 to December 2017) and, following its North American spin-off, at WillScot Holdings Corporation (Nasdaq: WSC) (January 2018 to May 2021), most recently as Senior Director of Accounting at WillScot. Prior to that, Mr. Golem served as an audit manager at Deloitte. Mr. Golem earned a Bachelor of Business Administration in Accounting from Loyola University Maryland. Mr. Golem is a Certified Public Accountant.

None of Mr. Gourmand, Mr. Ballew or Mr. Golem have any family relationship with any director, executive officer or person chosen to become a director or executive officer of the Company, nor are there any arrangements or understandings between any of Mr. Gourmand, Mr. Ballew or Mr. Golem and any other person(s) pursuant to which they were selected to become an officer or director of the Company. There are no related party transactions between any of Mr. Gourmand, Mr. Ballew or Mr. Golem and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K. Messrs. Gourmand, Ballew and Golem’s employment agreements will be amended as of the respective transition dates to reflect their new roles.

Transition and Consulting Agreements

In connection with Mr. Pickett’s departure and the transitioning of his responsibilities, the Company and its subsidiary OHI Asset Management LLC (“Omega Asset Management”) entered into a Transition Agreement and Release with Mr. Pickett effective as of May 19, 2026 (the “Pickett Transition Agreement”). The Pickett Transition Agreement provides that Mr. Pickett will be entitled to receive the annual short-term incentive actually earned for 2026 on an un-prorated basis, his previously granted equity incentives will vest through December 31, 2029 on an un-prorated basis but otherwise subject to the terms of such awards, and he will be entitled to employer-paid group health insurance premiums pursuant to COBRA coverage for up to 18 months following the CEO Transition Date. The Pickett Transition Agreement also provides that the Company will cause ownership of Mr. Pickett’s supplemental life insurance policy to be transferred to him as of the CEO Transition Date.

Additionally, pursuant to a Consulting Agreement entered into between the Company and Mr. Pickett dated as of May 19, 2026 and effective as of October 2, 2026 (the “Pickett Consulting Agreement”), Mr. Pickett will perform such consulting and advisory services as the Company may require in connection with transitioning his responsibilities through October 1, 2027, subject to extension at the Company’s option through April 1, 2028, in exchange for a consulting fee of $20,000 per month. All separation and other benefits described herein are conditioned on Mr. Pickett executing a general release of claims against the Company as well as his continued compliance with the Pickett Transition Agreement, the Pickett Consulting Agreement and all applicable post-termination employee covenants.

In connection with Mr. Stephenson’s departure and the transitioning of his responsibilities, the Company and Omega Asset Management entered into a Transition Agreement and Release with Mr. Stephenson effective as of May 19, 2026 (the “Stephenson Transition Agreement”). The Stephenson Transition Agreement provides that Mr. Stephenson will be entitled to receive the payments and benefits due in connection with a termination of employment by the Company without cause pursuant to his Employment Agreement effective January 1, 2026, as amended, provided that he will also be entitled to the annual short-term incentive actually earned for 2026 on an un-prorated basis, and his previously granted equity incentives will vest through December 31, 2029 on an un-prorated basis but otherwise subject to the terms of such awards. The Stephenson Transition Agreement also provides that the Company will cause ownership of Mr. Stephenson’s supplemental life insurance policy to be transferred to him as of the CFO Transition Date.

Additionally, pursuant to a Consulting Agreement entered into between the Company and Mr. Stephenson dated as of May 19, 2026 and effective as of August 2, 2026 (the “Stephenson Consulting Agreement”), Mr. Stephenson will perform such consulting and advisory services as the Company may require in connection with transitioning Mr. Stephenson’s responsibilities through August 1, 2027, subject to extension at the Company’s option through February 1, 2028, in exchange for a consulting fee of $12,000 per month. All separation and other benefits described herein are conditioned on Mr. Stephenson executing a general release of claims against the Company, as well as his continued compliance with the Stephenson Transition Agreement, the Stephenson Consulting Agreement and all applicable post-termination employee covenants.

The descriptions of the Pickett Transition Agreement, the Pickett Consulting Agreement, the Stephenson Transition Agreement and the Stephenson Consulting Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Pickett Transition Agreement, the Pickett Consulting Agreement, the Stephenson Transition Agreement and the Stephenson Consulting Agreement, respectively, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated in this Item 5.02 by reference.

Item 7.01              Regulation FD Disclosure

On May 21, 2026, the Company issued a press release announcing the executive transitions described above. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Transition Agreement and Release, dated as of May 19, 2026, among Omega Healthcare Investors, Inc., OHI Asset Management LLC and Mr. Pickett.
10.2	Consulting Agreement, dated as of May 19, 2026, and effective as of October 2, 2026, between Omega Healthcare Investors, Inc. and Mr. Pickett.
10.3	Transition Agreement and Release, dated as of May 19, 2026, among Omega Healthcare Investors, Inc., OHI Asset Management LLC and Mr. Stephenson.
10.4	Consulting Agreement, dated as of May 19, 2026, and effective as of August 2, 2026, between Omega Healthcare Investors, Inc. and Mr. Stephenson.
99.1	Press release issued by the Company on May 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: May 21, 2026	By:	/s/ Gail D. Makode
Gail D. Makode Chief Legal Officer, General Counsel